UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2024

Atlas Energy Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41828	93-2154509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive Suite 500
Austin, Texas		78730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 220-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, Atlas Energy Solutions Inc. (the “Company”) announced the appointment of Chris Scholla, the Company’s current Chief Supply Chain Officer, to serve as Chief Operating Officer of the Company effective as of August 5, 2024.

Information regarding Mr. Scholla required by Items 401(b), (d), (e) of Regulation S-K was disclosed in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 29, 2024, and is incorporated herein by reference. In connection with his appointment as Chief Operating Officer of the Company, Mr. Scholla will receive an annual base salary of $450,000 per year and will continue to participate in benefit and compensation plans consistent with the Company’s other management team members, at levels consistent with his position and scope of responsibility. Additionally, Mr. Scholla will be eligible for the following additional compensation:

•
participation in the Company’s annual bonus plan, with an award target for 2024 set at 100% of base salary (prorated based on his employment date);
•
a one-time long-term incentive award in the amount of $350,000 to be split equally among restricted stock units and performance share units, which will be subject to his continued employment and the other terms and conditions set forth in the applicable award agreements and the Atlas Energy Solutions Inc. Long-Term Incentive Plan (the “Plan”); and
•
continued eligibility to participate in the Plan with an annual long-term incentive award target value of $1,400,000.

There is no arrangement between Mr. Scholla and any person pursuant to which he was selected to serve as the Company’s Chief Operating Officer. There are no family relationships between Mr. Scholla and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Scholla has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 5, 2024, the Company issued a press release announcing the appointment of Mr. Scholla as the Company’s Chief Operating Officer, effective as of August 5, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Atlas Energy Solutions Inc., dated August 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

Date:	August 5, 2024	By:	/s/ John Turner
Name: John Turner Title: President and Chief Executive Officer